Exhibit 10.4

Including Forced Sale Provision
RESTRICTED STOCK AWARD AGREEMENT
UNDER THE iROBOT CORPORATION
2005 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Shares:

Purchase Price Per Share:

Grant Date:

Final Acceptance Date:

     Pursuant to the iRobot Corporation 2005 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, iRobot Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award and payment of the Purchase Price Per Share specified above (which may be zero), the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.
     1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Company a copy of this Award Agreement, (ii) delivering to the Company a stock power endorsed in blank and (iii) paying the Purchase Price Per Share specified above (which may be zero). Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.
     2. Restrictions and Conditions.
          (a) Any book entries for the shares of Restricted Stock granted herein may bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan as specified in Paragraph 6 below.
          (b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.
          (c) If the Grantee’s service relationship (in the capacity of an employee, officer, director or consultant) with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of shares of Restricted

Stock granted herein, all shares of Restricted Stock shall immediately and automatically be forfeited and returned to the Company.
     3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Award Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in a service relationship (in the capacity of an employee, officer, director or consultant) with the Company or a Subsidiary on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Restricted Stock specified as vested on such date.

Number of
Shares Vested	Vesting Date
(25%)

(50%)

(75%)

(100%)

     Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. In the event of an Acquisition (as defined in the Plan) or a Change in Control (as defined in an Executive Agreement or Employment Agreement or similar agreement between the Company and the Grantee (the “Executive Agreement”)), the treatment of the shares of Restricted Stock in connection with such Acquisition or Change in Control shall be governed by the Executive Agreement. To the extent that the Grantee is not a party to an Executive Agreement, in the event of an Acquisition the acquirer shall assume the Award and the terms of this Award Agreement taking into account any adjustment or substitution as provided in Section 3(d) of the Plan; provided, however, that if the Award and the terms of this Award Agreement are not so assumed, any shares of Restricted Stock that remain unvested at the time of such Acquisition shall become fully vested at such time. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 3.
     4. Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.
     5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

     6. Legends. In the Administrator’s sole discretion, book entries or certificates representing the Restricted Stock granted pursuant to this Award Agreement may carry substantially the following legend:
“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RESTRICTIONS AGAINST TRANSFERS) CONTAINED IN A CERTAIN RESTRICTED STOCK AWARD AGREEMENT DATED                      BETWEEN THE COMPANY AND THE HOLDER OF THIS CERTIFICATE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).”
     7. Transferability. This Award Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
     8. Tax Withholding. In the event the Company is required to withhold taxes from the Grantee relating to taxable compensation relating to the transfer of, or the lapse of restrictions on, this Award, the Company shall cause its transfer agent or any manager of the Company’s stock plan benefits (e.g. E*Trade Financial) to sell from the number of shares of Stock to be released to the Grantee, the minimum number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such event along with any applicable third-party commission. The Company shall use the proceeds from such sale to satisfy the Grantee’s tax withholding obligation hereunder. During any period of time during which the Grantee is a director or an executive officer of the Company and/or subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, this provision shall have no force and effect and the Grantee will be required to satisfy his or her tax withholding obligations with respect to the Restricted Stock Award in another manner permitted by the Plan.
     9. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company.
     10. No Obligation to Continue Service Relationship. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Award Agreement to continue the Grantee in a service relationship with the Company and neither the Plan nor this Award Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate its service relationship with the Grantee at any time.
     11. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Award Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

     12. Miscellaneous.
          (a) Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
          (b) Entire Award; Modification. This Award Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award Agreement. This Award Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
          (c) Severability. The invalidity, illegality or unenforceability of any provision of this Award Agreement shall in no way affect the validity, legality or enforceability of any other provision.
          (d) Successors and Assigns. This Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 7 hereof.
          (e) Governing Law. This Award Agreement shall be governed by and interpreted in accordance with the laws of the state of Delaware, without giving effect to the principles of the conflicts of laws thereof.
          (f) Fractional Shares. All fractional Shares resulting from the adjustment provisions or from the withholding of shares to satisfy tax withholding obligations, contained in this Agreement or in the Plan, shall be rounded down.
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Including Forced Sale Provision

iROBOT CORPORATION
By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address: